Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-217987 and 333-229162) and on Form S-8 (Nos. 333-217639, 333-160362, 333-156012, 333-143493, 333-117248, 333-17773, 333-106753 and 333-106751) of Gray Television, Inc. of our audit report dated September 17, 2021, with respect to the combined financial statements of LMG RemainCo, which report is included in the Form 8-K of Gray Television, Inc. dated December 1, 2021.

/s/ KPMG LLP

Des Moines, Iowa

December 1, 2021